Exhibit 3.1

[Seal of the Secretary of State of Ohio]	Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (select one)
Mail Form to one of the Following:
		● Yes	PO Box 1390 Columbus, OH 43216
**Requires an additional fee of $100**
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us		○ No	PO Box 670 Columbus, OH 43216

INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Nonprofit)
Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING:

(CHECK ONLY ONE (1) BOX)
(1) ☑ Articles of Incorporation Profit (113-ARF) ORC 1701	(2) ☐ Articles of Incorporation Non-Profit (114-ARN) ORC 1702	(3) ☐ Articles of Incorporation Professional (170-ARP) Profession ___________________ ORC 1785

Complete the general information in this section for the box checked above.
FIRST:	Name of Corporation	Monument Corporation

SECOND:	Location	Columbus	Franklin
		(City)	(County)

Effective Date (Optional)	October 15, 2007	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
(mm/dd/yy)

☐ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is option if box (1) is checked.
THIRD:	Purpose for which corporation is formed

The transaction of any or all lawful acts and activities for which corporations may be incorporated under the
General Corporation Law of the State of Ohio.

Complete the information in this section is box (1) or (3) is checked.
FOURTH:	The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or
common or preferred and their par value if any)	1,000	common	none
	(No. of Shares)	(Type)	(Par Value)
(Refer to instructions if needed)

532                                                                          Page 1 of 3                           Last Revised:  May 2002

Completing the information in this section is optional
FIFTH:	The following are the names and addresses of the individuals who are to serve as initial Directors.

(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable
	(City)	(State)	(Zip Code)

(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable
	(City)	(State)	(Zip Code)

(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable
	(City)	(State)	(Zip Code)

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)
October 15, 2007
	Authorized Representative	Date
Aline Attiyeh
(Print Name)

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

532                                                                        Page 2 of 3                           Last Revised:  May 2002

Complete the information in this section if box (1) (2) or (3) is checked

ORIGINAL APPOINTMENT OF STATUTORY AGENT
The undersigned, being at least a majority of the incorporators of		Monument Corporation
hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.  The complete address of the agent is

CSC Lawyers Incorporating Service (Corporation Service Company)
(Name)
50 West Broad Street
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
Columbus, Ohio		43215
(City)		(Zip Code)

Must be authenticated by an			October 15, 2007
authorized representative
Authorized Representative			Date

Authorized Representative			Date

Authorized Representative			Date

ACCEPTANCE OF APPOINTMENT

The Undersigned,	CSC Lawyers Incorporating Service (Corporation Service Company),		named herein as the
Statutory agent for,	Monument Corporation		,
hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:
(Statutory Agent)

2363463.1

532                                                                      Page 3 of 3                                Last Revised:  May 2002

[Seal of the Secretary of State of Ohio]	Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (select one)
Mail Form to one of the Following:
		● Yes	PO Box 1390 Columbus, OH 43216
**Requires an additional fee of $100**
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us		○ No	PO Box 670 Columbus, OH 43216

CERTIFICATE OF AMENDMENT BY
SHAREHOLDERS OR MEMBERS
( Domestic)
Filing Fee $50.00

 (CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit PLEASE READ INSTRUCTIONS ☑ Amended ☐ Amendment (122-AMAP) (125-AMDS)	(2) Domestic Nonprofit ☐ Amended ☐ Amendment (126-AMAN) (128-AMD)

Complete the general information in this section for the box checked above.
Name of Corporation		The Midland Company

Charter Number		372976

Name of Officer		W. Todd Gray

Title		Executive Vice President and Chief Financial Officer

☐ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:
☐ A meeting of the	☑ shareholders	☐ directors (non-profit amended articles only)

☐ members was duly called and held on	March 24, 2008
(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise  more than 50% as the voting power of the corporation.

☐ In a writing signed by all of the	☐ shareholders	☐ directors (non-profit amended articles only)
☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.
Resolved, that the following amended articles of incorporation be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541                                                                              Page 1 of 2                         Last Revised:  May 2002

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.
FIRST:	The name of the corporation is:	The Midland Company

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:
	Amelia	Clermont
(city, village or township) (county)
THIRD:	The purposes of the corporation are as follows:
The transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Ohio.
FOURTH:	The number of shares which the corporation is authorized to have outstanding is:	1,000 Common, No Par
(Does not apply to box (2))

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)

	Authorized Representative	Date
W. Todd Gray, Executive Vice President & CFO
(Print Name)

	Authorized Representative	Date

(Print Name)

541                                                                              Page 2 of 2                        Last Revised:  May 2002